22nd Century Group Announces Early Exercise of

Series B Warrants Resulting in Additional $1.25 Million of Proceeds

CLARENCE, N.Y. – 22nd Century Group, Inc. (OTCQB: XXII) announced today that on July 23, 2013, Sabby Healthcare Master Fund, Ltd. and Sabby Warrant Master Fund Ltd. converted the last of their outstanding Series B Warrants into shares of the company’s common stock. Over the last five weeks, the Series B Warrants were converted into an aggregate of 2,083,334 shares of the company’s common stock and resulted in gross proceeds of $1.25 million to 22nd Century.

The Series B Warrants, which had an expiration date of January 11, 2014, were issued to Sabby Capital pursuant to a $2.5 Million private placement that closed on January 11, 2013, as reported by 22nd Century. The exercise of the Series B Warrants has further improved 22nd Century’s balance sheet and provides the company with additional operational and financial flexibility necessary to drive 22nd Century through its next phase of corporate development.

John T. Brodfuehrer, Chief Financial Officer of 22nd Century Group, stated, “The complete exercise of the Series B Warrants is another milestone for the company and further demonstrates Sabby Capital’s support of 22nd Century Group. These proceeds from Sabby Capital facilitate the company’s execution of its priority initiatives, including the pursuit of near term strategic transactions and the advancement of our manufacturing facility in progress”

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering or plant breeding. 22nd Century owns or is the exclusive licensee of 111 issued patents in 78 countries plus an additional 38 pending patent applications. Goodrich Tobacco Company, LLC and Hercules Pharmaceuticals, LLC are wholly-owned subsidiaries of 22nd Century. Goodrich Tobacco is focused on commercial tobacco products and potential modified risk cigarettes. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

For additional information, please visit: www.xxiicentury.com

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 18, 2013, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact

Redington, Inc.

Tom Redington

203-222-7399